 Exhibit 99.1
FORM OF PROXY CARD

REVOCABLE PROXY

AMERICAN ENTERPRISE BANKSHARES, INC.
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 29, 2016.
The undersigned hereby appoints F. Sutton McGehee, Jr. and Bennett Brown, or either of them with individual power of substitution, proxies to vote all shares of the common stock (the “Common Stock”) of American Enterprise Bankshares, Inc. (the “Company”) held of record by the undersigned at the close of business on December 23, 2015 at the Special Meeting of Shareholders of the Company to be held at the Sheraton Hotel, 10605 Deerwood Park Boulevard, Jacksonville, Florida 32256, on Friday, January 29, 2016 at 11:00 AM, and at any adjournment or postponement thereof.
SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL LISTED BELOW.
Proposal — To adopt the Agreement and Plan of Merger by and between the Company and Fidelity Southern Corporation (“Fidelity”), pursuant to which the Company will be merged with and into Fidelity.
THE UNDERSIGNED HEREBY INSTRUCTS THE PROXIES TO VOTE AS FOLLOWS:
             FOR
             AGAINST
             ABSTAIN
PLEASE SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.
This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR the proposal.
Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President and Chief Executive Officer or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature if held jointly

Please print or type your name	Please print or type your name
SHARES
DATED

☐
Please mark here if you plan to attend the Special Meeting of Shareholders.

Please return your signed proxy to: American Enterprise Bankshares, Inc. 10611 Deerwood Park Blvd. Jacksonville, Florida 32256